LightPath Technologies, Inc 10-Q

Exhibit 10.1

AMENDMENT AND ASSIGNMENT OF

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT AND ASSIGNMENT OF SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated as of this 25th day of September, 2014, by and between LightPath Technologies, Inc., a Delaware corporation (the “Company”), Pudong Science & Technology (Cayman) Co., Ltd. (“Pudong”), and Pudong Science & Technology Investment (Cayman) Co., Ltd. (“Pudong Investment”).

WHEREAS, the Company and Pudong entered into that certain Securities Purchase Agreement dated April 15, 2014 (the “SPA”), pursuant to which the Company agreed to sell to Pudong and Pudong agreed to purchase shares of the Company’s Class A common stock, par value USD$0.01 per share, upon satisfaction of certain closing conditions, including receipt of certain governmental approvals;

WHEREAS, the Company and Pudong desire to amend and modify the SPA to (i) cap Pudong’s beneficial ownership of the Common Stock to 14.9%; (ii) extend the Restricted Period (as defined in the SPA); and (iii) delete certain permissive language in Section 4.10 of the SPA; and

WHEREAS, Pudong desires to assign the SPA, as amended hereby (the “Agreement”), and all right, title, interest and obligations therein, to Pudong Investment and Pudong Investment desires to assume all of Pudong’s right, title, interest and obligations under the SPA.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following:

1. Recitals; Defined Terms. The recitals set forth above are incorporated herein by this reference. Capitalized terms not expressly defined in this Amendment shall have the meanings ascribed to them in the SPA.

2. Amendments. The SPA is hereby amended as follows:

(a) Section 2.1 is hereby amended by changing the reference to “19.9%” to “14.9%”.

(b) Section 3.2(n) is hereby amended by changing the reference to “19.9%” to “14.9%”.

(c) Section 4.9 is hereby amended by changing the references to “19.9%” to “14.9%”.

(d) The first sentence of Section 4.10 is hereby deleted in its entirety and replaced with the following: “Purchaser agrees that until the next business day after the 2018 Annual Meeting of the Company’s stockholders (the “Restricted Period”) Purchaser will not:”.

3. No Other Changes. Except as expressly provided by this Amendment, no part of the SPA is in any way altered, amended or changed. In the event of any inconsistency between the SPA and this Amendment, the terms of this Amendment shall supersede and control to the extent of any such inconsistency.

4. Assignment and Assumption. Pudong hereby assigns to Pudong Investment all of Pudong’s right, title, interest and obligations, in and to the Agreement and Pudong Investment hereby accepts the foregoing assignment, assumes the Agreement and agrees to timely perform all of Pudong’s obligations under the Agreement, whether such obligations arose before or after execution of the SPA or this Amendment. By accepting assignment of the Agreement, Pudong Investment hereby: (a) approves and accepts the Agreement; (b) states that all of the representations and warranties made by Pudong as Purchaser in the Agreement are true and correct as applied to Pudong Investment and such representations and warranties are hereby republished by Pudong Investment, in favor of the Company, as the representations and warranties of Pudong Investment; and (c) agrees to be bound by all covenants applicable to Purchaser in the Agreement.

5. Consent to Share Transfer. Notwithstanding the provisions of Section 4.12 of the SPA, the Company hereby irrevocably acknowledges and consents to the transfer of 1,339,236 shares of the Company’s Class A common stock from Pudong to Pudong Investment.

6. Further Assurances. Each party agrees to execute and deliver to the other party or parties such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of the Agreement, including the assignment thereof.

7. Interpretation. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida. If a translation of this Amendment is made by or provided to Pudong or Pudong Investment, to the extent of any conflict between the translated version and this English version, then the English version shall control.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. The signatures to this Amendment need not be all on a single copy of this Amendment, and may be facsimiles or electronic scans rather than originals, and shall be fully as effective as though all signatures were originals on the same copy.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ J. James Gaynor
J. James Gaynor, President & Chief Executive Officer

PUDONG SCIENCE & TECHNOLOGY (CAYMAN) CO., LTD.

By:	/s/ Zhu Xudong
Dr. Zhu Xudong, Director

PUDONG SCIENCE & TECHNOLOGY INVESTMENT (CAYMAN) CO., LTD.

By:	/s/ Zhu Xudong
Dr. Zhu Xudong, Director